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                  CONSENT OF INDEPENDENT AUDITORS                  EXHIBIT 23.2

We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 33-74634) pertaining to Regal Cinemas, Inc. Participant Stock Option Plan, Regal Cinemas, Inc. Employee Stock Option Plan, 1993 Employee Stock Incentive Plan and 1993 Outside Directors' Stock Option Plan of Regal Cinemas, Inc. of our report dated March 21, 1995 (with respect to the financial statements of Neighborhood Entertainment, Inc. not separately presented), appearing in the Current Report on Form 8-K dated July 1, 1996, of Regal Cinemas, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Richmond, Virginia
June 28, 1996